UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2015

AMERICAN BIO MEDICA CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY 12106

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 518-758-8158

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 29, 2015 (the “Closing Date”), American Bio Medica Corporation (the “Company”) entered into a three-year Loan and Security Agreement (“LSA”) with Crestmark Bank (“Crestmark”), a new Senior Lender, to refinance the Company’s Line of Credit with Michaelson Capital Special Finance Fund, LP (the successor to Imperium Commercial Finance Master Fund LP and herinafter named as the prior Lender). The Crestmark Line of Credit is to be used for working capital and general corporate purposes.

Under the LSA, Crestmark has agreed to provide the Company with a Line of Credit of up to $1,500,000 (“Maximum Amount”) with a minimum loan balance requirement of $500,000. The Line of Credit is secured by a first security interest in the Company’s inventory, and receivables and security interest in all other assets of the Company (in accordance with permitted prior encumbrances).

The Maximum Amount is subject to an Advance Formula comprised of: 1) 90% of Eligible Accounts Receivables (excluding, receivables remaining unpaid for more than 90 days from the date of invoice and sales made to entities outside of the United States), and 2) up to 40% of eligible inventory plus up to 10% of Eligible Generic Packaging Components not to exceed the lesser of $500,000 (“Inventory Sub-Cap Limit”), or 100% of the Eligible Accounts Receivable. The Inventory Sub-Cap Limit will be reduced by $10,000 per month starting August 1, 2015 until the Inventory Sub-Cap Limit is permanently reduced to $350,000.

So long as any obligations are due to Crestmark, the Company must comply with a minimum Tangible Net Worth (“TNW”) Covenant. Under the LSA, as of June 30, 2015 and at all times thereafter, the Company must maintain a TNW of at least $1,650,000. Additionally, if a quarterly net income is reported, the TNW covenant will increase by 50% of the reported net income. If a quarterly net loss is reported, the TNW covenant will remains the same as the prior quarter’s covenant amount. TNW is defined as: Total Assets less Total Liabilities less the sum of (i) the aggregate amount of non-trade receivables, (ii) prepaid expenses, (iii) deposits, (iv) net lease hold improvements, (v) goodwill and (vi) any other intangible asset, plus Subordinated Debt. For purposes of the TNW covenant calculation, the Company’s Mortgage with Cherokee Financial LLC (See Current Report on Form 8-K filed with the Commission on March 30, 2015) is considered to be subordinated debt given Crestmark’s first security interest in inventory and receivables is not affected by Cherokee Financial LLC’s security interest in other Company assets.

If the Company terminates the LSA prior to its 3 year term, an early exit fee is due as follows: 3% of the Maximum Amount (plus any additional amount owed to Crestmark at time of termination) if terminated in year 1, and 2% if terminated in year 2 or anytime thereafter.

In the event of a default of the LSA, which includes but is not limited to, failure of the Company to make any payment when due and non-compliance with the TNW covenant, permits Crestmark to charge an Extra Rate. The Extra Rate is the Company’s then current interest rate plus 12.75% per annum.

Under the LSA, interest on the Crestmark Line of Credit is at a variable rate based on the Wall Street Journal Prime Rate plus 2% with a floor of 5.25%. As of the date of this report, the interest rate on the Crestmark Line of Credit is 5.25%. In addition to the interest rate, on the Closing Date and on each one-year anniversary date thereafter, the Company will pay Crestmark a Loan Fee of 0.50%, or $7,500, and a Monthly Maintenance Fee of 0.30% of the actual average monthly loan balance from the prior month will be paid to Crestmark. When these additional fees are considered, the rate on the Crestmark is 9.35% annually (the Imperium Line of Credit rate was 12% when all fees were considered).

In addition to the Loan Fee paid to Crestmark on the Closing Date, the Company had to pay a Success Fee (i.e. early termination fee) to Imperium in the amount of $50,000 on the Closing Date, and a Broker’s Fee of 5%, or $75,000, to Landmark Pegasus Inc. Prior to the Closing, the Company paid $12,000 in due diligence fees to Crestmark. The Company also incurred $3,000 of its own legal costs related to the Crestmark Line of Credit. These expenses are all being amortized over the term of the Crestmark Line of Credit, or three years.

As of the Closing Date, the Company’s loan availability under the Crestmark Line of Credit was $1,072,000. From the loan availability, the Company drew $1,018,000 to pay off the Imperium Line of Credit. The payoff to Imperium consisted of $200,000 owed on the Imperium Supplemental Advance, $22,000 in collateral monitoring fees due to Imperium, principal and interest of $746,000 and the $50,000 early termination fee. An additional $5,000 was drawn to pay the balance (after the partial refund on the Company’s due diligence fee) on the Loan Fee due to Crestmark at closing. Additional Loan Availability of $49,000 was remitted to the Company on the Closing Date.

As a condition to the financing, the Company’s Chief Executive Officer, Melissa Waterhouse (“Waterhouse”) was required to execute a Validity Guarantee (the “VG”). Under the Validity Guarantee, Waterhouse provides representations and warranties with respect to the validity of the Company’s receivables as well as guaranteeing the accuracy of the Company’s reporting to Crestmark related to the Company’s receivables. (See Item 5.02 below for information related to compensatory arrangements related to the execution of the Validity Guarantee).

Item 1.02	Termination of a Material Definitive Agreement

On June 29, 2015, all indebtedness due to Imperium was pain in full and Imperium’s security in the Company’s assets was terminated.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As compensation for her execution of the VG, on June 29, 2015, Waterhouse was awarded an option grant representing 250,000 common shares of the Company under the Company’s Fiscal 2001 stock option plan, at an exercise price of $0.12, the closing price of the Company’s common shares on the date of the grant (the “Waterhouse VG Option Grant”). The Waterhouse VG Option Grant vests over three (3) years in equal installments. The Waterhouse VG Option Grant will be valued using the Black-Scholes pricing model.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Dated: July 6, 2015	By:	/s/	Melissa A. Waterhouse
Melissa A. Waterhouse
Chief Executive Officer (Principal
Executive Officer)
Principal Financial Officer